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                                                                    Exibit 10.13

                      DEVELOPMENT ADVANCE PROMISSORY NOTE

$18,750,000                                            Parsippany, New Jersey
                                                       Dated:  September 1, 1997

1. FOR GOOD AND VALUABLE CONSIDERATION, the undersigned NRT INCORPORATED ("Maker") promises to pay to COLDWELL BANKER REAL ESTATE CORPORATION or its successors or assigns ("Holder"), or order, on August 14, 2037, at 6 Sylvan Way, Parsippany, New Jersey, or at such other place as Holder may from time to time designate, in writing, the principal sum of $18,750,000 (the "Principal"), which amount shall, except as set forth below, bear no interest.


2. If Maker is not in material default with respect to its obligations under any franchise or membership agreement with Holder or any affiliate thereof (including Century 21 Real Estate Corporation and ERA Franchise Systems, Inc.), as each may be amended from time to time (the "Franchise Agreements") (including payment of Royalties and Advertising Fees thereunder) $39,062.50 of the Principal (the "Monthly Principal") shall be forgiven on September 14, 1997 and on the fourteenth day of each month until August 14, 2037. On each such date, to the extent no Monthly Principal has been forgiven on such date as provided for herein, an amount of Principal equal to the Monthly Principal shall become due and payable. In the event Maker fails to make any payment when due, including any payment due upon acceleration of this Note, the entire outstanding Principal shall thereafter bear simple interest at a rate equal to the lesser of fifteen percent (15%) per annum or the highest rate allowed by law from its due date until paid in full.

3. All payments shall be made in lawful money of the United States of America without set-off, offset, recoupment, deduction or counterclaim of any kind whatsoever. Payments, when made, shall first be applied to accrued and unpaid interest, if any, and then to Principal.


4. Maker may prepay this Note in whole or in part on any date without premium or penalty. No partial prepayment shall extend or postpone the due date of any subsequent installment payment or change the amount of the installment payment. Prepayments will be applied without notation on this Note.


5. Holder of this Note may determine that Maker is in default and may accelerate the unpaid Principal and all interest accrued thereon to become immediately due and payable, without presentment for payment or any notice or demand, (A) if Maker (i) suspends business; (ii) becomes insolvent or offers settlement to any creditors; (iii) files a petition in bankruptcy, either voluntary or involuntary; (iv) institutes any proceeding under any bankruptcy or insolvency laws relating to the relief of debtors or (v) makes an assignment for the benefit of creditors, (B) upon material breach of any of the Franchise Agreements or (C) upon termination of any of the Franchise Agreements. For the purposes of this Note, a material breach of a Franchise Agreement shall mean that Maker shall have been given notice of a default thereunder which would constitute grounds for termination under such agreement in accordance with the terms of such agreement, and, as to those defaults for which the Maker is afforded an opportunity to cure pursuant to such agreement, Maker shall have failed to make such cure within the applicable period provided. Maker's obligation to pay the Principal and interest thereon, if accelerated, shall be absolute and unconditional, and shall not be subject to any rights of set-off, offset or recoupment.


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6.  Holder of this Note may determine that Maker is in default and may accelerate the unpaid Principal and all interest accrued thereon to become immediately due and payable, without presentment for payment or any notice or demand, if Maker fails to maintain a minimum gross commission income in any continuous rolling twelve month period during the term of this Note of $425,000,000. The rolling twelve month average will be calculated commencing on the date hereof and include the previous twelve months; thereafter the GCI test will be calculated on the same basis each following month. For purposes of this paragraph only, Maker will receive credit for GCI from Maker's offices that are sold during the term of this Note so long as the sold offices remain affiliated with one or more of the franchised real estate brands owned by HFS Incorporated (currently Coldwell Banker, Century 21 and ERA). Maker will only receive credit under this paragraph for GCI earned on offices that were operating as of May 31, 1996 (it being understood that such offices were at such time being operated by National Realty Trust) (the "Measurement Offices"). Commencing on September 30, 1997 and continuing on the thirtieth day of each month thereafter, Holder will review the GCI for each of the Measurement Offices to ensure that the combined GCI for all such offices maintains the required twelve month rolling average.

7. Maker agrees to pay all expenditures made in any attempt to collect any amounts due pursuant to this Note. If any legal action is necessary to enforce or collect this Note, the prevailing party shall be entitled to reasonable attorney's fees (including in-house attorneys) and court costs and all costs of collection in addition to any other relief to which that party may be entitled.



8. Maker hereby waives, to the fullest extent permitted by law, diligence, demand, notice of demand, presentment for payment, notice of non-payment, notice of dishonor, protest and notice of protest. The claiming of any statute of limitations as a defense to any demand against Maker is expressly waived by Maker.

9. This Note shall be construed and enforced in accordance with the laws of the State of New Jersey. The terms of this Note are confidential and will not be disclosed to any third party by Maker without the prior written consent of Holder, unless otherwise required by law.

10. This Note shall be binding upon Maker and its heirs, executors, personal representatives, successors and assigns and shall inure to the benefit of Holder and its successors and assigns. This Note shall not be assignable by Maker without the prior written consent of Holder.

     IN WITNESS WHEREOF, the undersigned Maker has executed this Note as of the date first set forth above.

                               NRT INCORPORATED


                              By: /s/ Thomas J. Freeman
                                 ----------------------
                                 Name: Thomas J. Freeman
                                 Title: Senior Vice President


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Holder acknowledges that this Note replaces the Promissory Note, dated January
14, 1997, executed by National Realty Trust and Coldwell Banker Residential Brokerage Corporation in favor of Coldwell Banker Residential Affiliates, Inc., in the principal amount of $20,000,000, which promissory note is hereby cancelled with no further obligations thereunder.

                              Coldwell Banker Real Estate Corporation (formerly Coldwell Banker Residential Affiliates, Inc.)

                              By: /s/ John Kornfeind
                                -----------------------
                                Name: John Kornfeind
                                Title:


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